CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights"  in  the  Prospectus  and  "Independent   Auditors"  and  "Financial
Statements" in the Statement of Additional Information in Post-Effective Amendment Number 32 to the Registration Statement (Form N-1A, No. 2-85229) of Neuberger Berman Income Funds, and to the incorporation by reference of our reports dated December 4, 2000 on Neuberger Berman Cash Reserves, Neuberger Berman Government Money Fund, Neuberger Berman High Yield Bond Fund, Neuberger Berman Limited Maturity Bond Fund, Neuberger Berman Municipal Money Fund and Neuberger Berman Municipal Securities Trust (the six series comprising Neuberger Berman Income Funds), on Neuberger Berman Institutional Cash Trust and Neuberger Berman Limited Maturity Bond Trust (the two series comprising Neuberger Berman Income Trust) and on Neuberger Berman Cash Reserves Portfolio, Neuberger Berman Government Money Portfolio, Neuberger Berman High Yield Bond Portfolio, Neuberger Berman Institutional Money Market Portfolio, Neuberger Berman Limited Maturity Bond Portfolio, Neuberger Berman Municipal Money Portfolio and Neuberger Berman Municipal Securities Portfolio (the seven series comprising
Income Managers Trust) included in the respective 2000 Annual Reports to Shareholders of Neuberger Berman Income Funds, Neuberger Berman Municipal Funds and Neuberger Berman Income Trust.

                                          /S/ ERNST & YOUNG LLP
                                          -------------------------
                                          ERNST & YOUNG LLP


Boston, Massachusetts
February 5, 2001